Exhibit 10.10

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

FORM OF MANAGER EQUITY PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, (the “Agreement”), dated as of                       , 2012 (the “Grant Date”), is made by and between Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), and [NAME OF GRANTEE] (the “Grantee”).

WHEREAS, the Company has adopted the Western Asset Mortgage Capital Corporation Manager Equity Plan (the “Plan”), pursuant to which the Company may grant to the Grantee shares of Stock which are restricted as to transfer (shares so restricted hereinafter referred to as “Restricted Stock”);

WHEREAS, the Grantee is providing bona fide services to the Company on the date of this Agreement;

WHEREAS, the Company desires to grant to the Grantee the number of shares of Restricted Stock provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.               Grant of Restricted Stock Award

(a)           Grant of Restricted Stock.  The Company hereby grants to the Grantee [            ] shares of Restricted Stock on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)           Incorporation of Plan.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and its representatives in respect of any questions arising under the Plan or this Agreement.

Section 2.               Terms and Conditions of Award

The grant of Restricted Stock provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)           Ownership of Shares.  Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership of the Restricted Stock granted hereunder, including the right to receive dividends and distributions with respect to such Stock, as set forth in clause (b) below, and the right to vote such Stock.

(b)           Payment of Dividends and Distributions.  The Grantee shall be entitled to receive dividends and distributions which become payable on the Restricted Stock at the time such dividends and distributions are paid to other holders of Stock.  Stock or other property distributed in connection with such a dividend or distribution shall be subject to restrictions and a risk of forfeiture to the same extent as such Restricted Stock.

(c)           Restrictions.  Restricted Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(e).  The Board may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(e).

(d)           Certificate; Restrictive Legend.  The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in the Western Asset Mortgage Capital Corporation Manager Equity Plan and an agreement entered into between the registered owner and Western Asset Mortgage Capital Corporation.  Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

(e)           Lapse of Restrictions; Forfeiture.  Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(c) shall lapse with respect to [             percent (    %)] of the shares of Restricted Stock granted hereunder on [                      ], subject to the Grantee’s continuing to be employed by or providing services to the Manager as of each such vesting date.  [Performance-based vesting provisions, if applicable.]

The effect of the termination of the Grantee’s employment or service to the Manager and its Affiliates shall be determined in accordance with Section 7 of the Plan.

Upon each lapse of restrictions relating to Restricted Stock, the Company shall issue to the Grantee a stock certificate representing a number of shares of Stock, free of the restrictive legend described in Section 2(d), equal to the number of shares subject to this Restricted Stock award with respect to which such restrictions have lapsed.  If certificates representing such Restricted Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended shares of Stock.

Restricted Stock and any unvested dividends or distributions with respect to Restricted Stock forfeited pursuant to this Section 2(e) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors or assigns shall thereafter have any further rights or interests in such shares, certificates, dividends and distributions.  If certificates containing restrictive legends shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

Section 3.               Miscellaneous

(a)           Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the [Corporate Counsel of the Company] at the principal office of the Company and, in the case of the Grantee, to Corporate Counsel of the Grantee.

(b)           No Right to Continued Service.  Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to terminate the Management Agreement at any time for any reason whatsoever, with or without “cause” (as defined in the Management Agreement).

(c)           Bound by Plan.  By signing this Agreement, the Grantee acknowledges that its authorized representative has received a copy of the Plan and has had an opportunity to review the Plan and has agreed to bind the Grantee with respect to all the terms and provisions of the Plan.

(d)           Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and its successors and assigns.

(e)           Invalid Provision.  The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)            Modifications.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)           Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)           Governing Law.  This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(i)            Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the          day of                         , 2012.

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:
Its:

[GRANTEE]